UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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ProtoKinetix, Incorporated

(Name of Registrant as Specified in Its Charter)

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ProtoKinetix Announces Annual General Stockholder Meeting Will Be Held Virtually Only

Marietta, Ohio, January 14, 2022- ProtoKinetix, Incorporated (www.protokinetix.com) (the "Company" or "ProtoKinetix") (OTCQB: PKTX), a clinical-stage biomedical company, today announced that it will hold its Annual General Meeting of the Stockholders of the Company (“AGM”) virtually with no option to attend the AGM in person due to ongoing COVID-19 concerns.

As set forth in the Company’s definitive proxy materials as filed with the Securities and Exchange Commission on December 30, 2021, the AGM will be held on Friday, February 11, 2022 at 4:00 p.m. Eastern Standard Time, via webcast at: www.virtualshareholdermeeting.com/PKTX2022.

If you have not received your proxy package, please contact the Company directly:

Clarence E. Smith

President and Chief Executive Officer

Telephone: 740-434-5041

Email: csmith@protokinetix.com

Twitter: @ProtoKinetix

About ProtoKinetix, Incorporated

This press release does not constitute or form a part of any offer or solicitation to purchase or subscribe for securities in the United States.